ALLEGIANT TRAVEL COMPANY REPORTS THIRD QUARTER FINANCIAL RESULTS:
ONLY U.S. MAINLINE CARRIER TO POST PROFITS EVERY QUARTER THIS YEAR

Las Vegas, Nev., October 21, 2008 /PRNewswire/ – Allegiant Travel Company (NASDAQ: ALGT), parent company of Allegiant Air and Allegiant Vacations, today reported the following third quarter results and comparisons to prior year equivalents:

Unaudited	3Q08	3Q07	Change
Total operating revenue (millions)	$116.9	$86.3	35.4%
Operating income (millions)	$8.1	$9.5	(14.9)%
Operating margin	6.9%	11.1%	-4.2pp
Net income (millions)	$4.9	$7.0	(30.3)%
Diluted earnings per share	$0.24	$0.34	(29.4)%
Scheduled Service:
Average fare — scheduled service	$86.32	$83.02	4.0%
Average fare – ancillary	32.28	21.31	51.5%

Average fare – total	$118.60	$104.33	13.7%
Total revenue per ASM (cents)	12.75	9.59	33.0%
Average stage length (miles)	856	920	(7.0)%
Total System*:
Operating expense per ASM (CASM) (cents)	11.49	8.41	36.6%
CASM, excluding fuel (cents)	5.49	4.40	24.8%
Average stage length (miles)	815	898	(9.2)%

*Total system includes scheduled service, fixed fee contract and non-revenue flying

“We are very proud of our third quarter financial performance,” stated Maurice J. Gallagher, Jr., CEO and President of Allegiant Travel Company. “The efforts of our excellent employees enabled us to achieve a great deal in the third quarter. We almost doubled profits sequentially, despite our average fuel price being largely unchanged from the second quarter and in what is seasonally our weakest time of the year. The steps we have taken to adapt to record high fuel prices, namely reducing our long haul flying, trimming capacity in select markets and focusing on increased load factors, are clearly paying off. Capacity reductions allowed us to increase unit revenues substantially – third quarter scheduled service total RASM increased 33% to 12.75 cents compared to the prior year. All our scheduled service revenue drivers improved versus the prior year: ancillary revenue per passenger was up $11 to over $32, average airfare was up $3 to $86 (despite a 7% decline in average stage length) and passengers per flight increased 10% from 125 to 137, increasing load factor to an industry leading 93.8%.”

Gallagher continued, “Our strong balance sheet and solid cash position provide a great deal of flexibility in today’s financial environment. Looking forward, we have acquired and paid for much of our 2009 growth with our purchase for cash of six aircraft earlier this year which will take us to 43 operating aircraft by the end of 2009. Additionally, our third quarter aircraft utilization was only five block hours per day versus six hours in the prior year due to our capacity management related to higher fuel prices. The recent drop in fuel makes the economics of higher utilization more plausible. Increasing our fleet utilization in the coming year could drive additional growth with minimal investment. Regardless, the recent moderation in the price of oil, should it continue, bodes well for the remainder of 2008 and 2009.”

Andrew C. Levy, CFO & Managing Director – Planning, stated, “Our aggressive capacity management has enabled us to remain profitable these past several quarters in a very challenging fuel environment. Due to record high fuel prices this past summer, we designed a fourth quarter schedule with reductions in off-peak capacity which we believe will result in a significant increase in scheduled total RASM. Moreover, our fuel leverage outweighs any other profitability driver in our business and, therefore, we expect record results in the fourth quarter if fuel prices remain near current levels.

“Our costs increased across the board on a unit basis, mainly due to a combination of lower aircraft utilization and a shorter average stage length. Maintenance and repairs had the largest percentage increase year-over-year due to more airframe heavy maintenance events, more engine maintenance events, and higher repair expense.

“Our balance sheet and liquidity remain strong. We ended the quarter with $138.6 million in unrestricted cash and short-term investments, down from $153.8 million at the end of the second quarter. The decline is due principally to the purchase of $8.4 million for aircraft, engines, parts and aircraft leasehold improvements.”

Network Summary*	September 30, 2008	September 30, 2007
Major leisure destinations	5	3
Other leisure destinations	4	2
Small cities served	54	51

Total cities served	63	56
Routes to Las Vegas	38	42
Routes to Orlando	26	24
Routes to Tampa Bay/St. Petersburg	15	14
Routes to Phoenix-Mesa	9	0
Routes to Ft. Lauderdale	6	0
Other routes	4	2

Total routes	98	82

• includes cities served seasonally

During the third quarter, Allegiant Air initiated service on the following four Las Vegas routes: Appleton, WI (replacing Green Bay, WI), Casper, WY, Grand Forks, ND and Grand Island, NE (replacing Lincoln, NE). We have also announced 18 more routes to start in the fourth quarter (two to Las Vegas, six to Phoenix-Mesa and five each to Orlando-Sanford and St. Petersburg). These new routes include service to five small cities new to the Allegiant network: Bozeman, MT, Elmira, NY, Hagerstown, MD, Kalispell, MT and Lexington, KY. We expect to make further new service announcements shortly.

We are pleased to announce we were recently approved by the United States Department of Defense (DoD) to carry domestic military charter traffic. This enables us to access another important source of ad-hoc charter business. With no prior history with this important new customer, we are unable to reasonably predict how much additional charter business we will obtain from this program, but we believe it will result in a meaningful boost to our fixed-fee revenue.

MD-80 Aircraft in Service*	September 30, 2008	September 30, 2007
Owned (including capital leases)	35	25
Leased	2	4

Total	37	29

• Does not include six owned MD-80 aircraft leased to a third party

During the third quarter, we exercised a previously-negotiated forward-purchase agreement to purchase, for cash, two previously-leased aircraft. Early in the fourth quarter we took delivery of the first of six aircraft we purchased earlier this year which have been on lease to a European carrier. We expect to place this aircraft into service late in the fourth quarter for a total of 38 aircraft in our operating fleet at year end.

We expect to place the remaining five aircraft into service in 2009, three in the first quarter and two in the fourth quarter, subsequent to their return from the lessee.

At this time, Allegiant Travel Company provides the following guidance to investors, which are subject to revision:

•	We expect fourth quarter 2008 year-over-year departures to be flat and we expect a decline in ASMs of approximately 3%.

•	We expect first quarter 2009 year-over-year departure growth of approximately 5% and ASM growth of approximately 7%.

•	By the end of 2008, Allegiant Air expects to operate 38 MD-80 aircraft. By the end of 2009, Allegiant Air expects to operate at least 43 MD-80 aircraft.

•	We expect 4Q08 capital expenditure to be approximately $6 million, including the purchase of two spare engines and improvements to aircraft expected to be introduced to the fleet in the next two quarters.

•	We expect 2009 capital expenditure of approximately $15-20 million, for improvements to aircraft owned but not yet operated, purchase of additional spare engines and other miscellaneous capital expenditure.

At this time we have no fuel hedges in place.

Allegiant Travel Company will host a conference call with analysts at 1 pm East Coast time tomorrow, October 22, 2008, to discuss its third quarter and nine-month 2008 financial results. A live broadcast of the conference call will be available via the Company’s Investor Relations website homepage at http://ir.allegiantair.com. The webcast will also be archived in the “Events & Presentations” section of the website.

About the Company
Las Vegas-based Allegiant Travel Company (NASDAQ: ALGT), is focused on linking travelers in small cities to world-class leisure destinations such as Las Vegas, Nev., Phoenix, Ariz., Fort Lauderdale, Fla., Orlando, Fla. and Tampa/St. Petersburg, Fla. Through its subsidiary, Allegiant Air, LLC the Company operates a low-cost, high-efficiency, all-jet passenger airline offering air travel both on a stand-alone basis and bundled with hotel rooms, rental cars and other travel related services.  ALGT/G

Media Inquiries: Tyri Squyres +1-702-851-7370
mediarelations@allegiantair.com

Investor Inquiries: Robert Ashcroft +1-702-430-3275
ir@allegiantair.com

Under the safe harbor provisions of the Private Securities Litigation Reform Act of 1995, statements in this press release that are not historical facts are forward-looking statements. These forward-looking statements are only estimates or predictions based on our management’s beliefs and assumptions and on information currently available to our management. Forward-looking statements include our statements regarding ASM growth, departure growth, fleet growth and expected capital expenditures, as well as information concerning future results of operations, business strategies, financing plans, competitive position, industry environment, potential growth opportunities, the effects of future regulation and the effects of competition. Forward-looking statements include all statements that are not historical facts and can be identified by the use of forward-looking terminology such as the words “believe,” “expect,” “anticipate,” “intend,” “plan,” “estimate”, “project” or similar expressions.

Forward-looking statements involve risks, uncertainties and assumptions. Actual results may differ materially from those expressed in the forward-looking statements. Important risk factors that could cause our results to differ materially from those expressed in the forward-looking statements generally may be found in our periodic reports filed with the Securities and Exchange Commission at www.sec.gov. These risk factors include, without limitation, the effect of the economic downturn on leisure travel, increases in fuel prices, terrorist attacks, risks inherent to airlines, demand for air services to Las Vegas, Orlando, Tampa/St. Petersburg, Phoenix-Mesa and Ft. Lauderdale from the markets served by us, our ability to implement our growth strategy, our fixed obligations, our dependence on our leisure destination markets, our ability to add, renew or replace gate leases, our competitive environment, problems with our aircraft, dependence on fixed fee customers, our reliance on our automated systems, economic and other conditions in markets in which we operate, governmental regulation, increases in maintenance costs and insurance premiums and cyclical and seasonal fluctuations in our operating results.

Any forward-looking statements are based on information available to us today and we undertake no obligation to update publicly any forward-looking statements, whether as a result of future events, new information or otherwise.

Detailed financial information follows:

Allegiant Travel Company
Consolidated Statements of Income
Three Months Ended September 30, 2008 and 2007
(in thousands, except per share amounts)
(Unaudited)

	Three months ended September 30,		Percent
	2008	2007	change
OPERATING REVENUE:
Scheduled service revenue	$73,796	$62,274	18.5
Fixed fee contract revenue	14,234	7,359	93.4
Ancillary revenue	27,591	15,989	72.6
Other revenue	1,265	705	79.4

Total operating revenue	116,886	86,327	35.4

OPERATING EXPENSES:
Aircraft fuel	56,795	36,628	55.1
Salary and benefits	17,272	13,399	28.9
Station operations	10,309	8,186	25.9
Maintenance and repairs	10,099	5,933	70.2
Sales and marketing	3,099	3,310	(6.4)
Aircraft lease rentals	517	817	(36.7)
Depreciation and amortization	6,219	4,238	46.7
Other	4,459	4,273	4.4

Total operating expenses	108,769	76,784	41.7

OPERATING INCOME	8,117	9,543	(14.9)

As a percent of total operating revenue	6.9%	11.1%
OTHER (INCOME) EXPENSE:
Gain on fuel derivatives, net	—	(348)	N/M
Earnings from joint venture, net	(13)	(35)	(62.9)
Interest income	(878)	(2,542)	(65.5)
Interest expense	1,302	1,368	(4.8)

Total other expense (income)	411	(1,557)	N/M

INCOME BEFORE INCOME TAXES	7,706	11,100	(30.6)

As a percent of total operating revenue	6.6%	12.9%
PROVISION FOR INCOME TAXES	2,816	4,085	(31.1)

NET INCOME	$4,890	$7,015	(30.3)

As a percent of total operating revenue	4.2%	8.1%
Earnings per share:
Basic	$0.24	$0.34	(29.4)
Diluted	$0.24	$0.34	(29.4)
Weighted average shares outstanding:
Basic	20,223	20,625	(1.9)
Diluted	20,467	20,936	(2.2)

Allegiant Travel Company
Operating Statistics
Three Months Ended September 30, 2008 and 2007
(Unaudited)

	Three months ended September 30,		Percent
	2008	2007	change*
OPERATING STATISTICS
Total system statistics
Passengers	974,600	805,878	20.9
Revenue passenger miles (RPMs) (thousands)	858,100	767,930	11.7
Available seat miles (ASMs) (thousands)	946,366	912,496	3.7
Load factor	90.7%	84.2%	6.5
Operating revenue per ASM (cents)	12.35	9.46	30.5
Operating expense per ASM (CASM) (cents)	11.49	8.41	36.6
Fuel expense per ASM (cents)	6.00	4.01	49.6
CASM, excluding fuel (cents)	5.49	4.40	24.8
Operating expense per passenger	$111.60	$95.28	17.1
Fuel expense per passenger	$58.27	$45.45	28.2
Operating expense per passenger, excluding fuel	$53.33	$49.83	7.0
Departures	7,835	6,867	14.1
Block hours	17,153	15,956	7.5
Average stage length (miles)	815	898	(9.2)
Average number of operating aircraft during period	37.0	28.8	28.5
Total aircraft in service end of period	37	29	27.6
Full-time equivalent employees at end of period	1,282	1,035	23.9
Fuel gallons consumed (thousands)	16,507	15,812	4.4
Average fuel cost per gallon	$3.44	$2.32	48.3
Scheduled service statistics
Passengers	854,833	750,170	14.0
Revenue passenger miles (RPMs) (thousands)	745,188	703,442	5.9
Available seat miles (ASMs) (thousands)	794,730	816,408	(2.7)
Load factor	93.8%	86.2%	7.6
Departures	6,223	6,000	3.7
Block hours	14,210	14,245	(0.2)
Yield (cents)	9.90	8.85	11.9
Scheduled service revenue per ASM (cents)	9.28	7.63	21.6
Ancillary revenue per ASM (cents)	3.47	1.96	77.0

Total revenue per ASM (cents)	12.75	9.59	33.0
Average fare — scheduled service	$86.32	$83.02	4.0
Average fare — ancillary	32.28	21.31	51.5

Average fare — total	$118.60	$104.33	13.7
Average stage length (miles)	856	920	(7.0)
Percent of sales through website during period	85.8%	85.8%	—

* except load factor and percent of sales through website, which is percentage point change

Allegiant Travel Company
Non-GAAP Presentations
Three Months Ended September 30, 2008 and 2007
(in thousands, except per share and per ASM amounts)
(Unaudited)

We do not qualify for fuel hedge accounting treatment under FAS 133. To facilitate investor comparisons with airlines that do qualify for fuel hedge accounting, we provide adjusted non-GAAP measures of net income and operating expense as if we did qualify for fuel hedge accounting, by excluding the mark-to-market non-cash gains or losses on fuel derivatives from net income and by treating cash gains or losses realized on fuel derivatives as part of aircraft fuel expense. We believe use of these non-GAAP measures assists investors in understanding the underlying economic performance of the Company without regard to different accounting treatment for fuel hedging activities.

The SEC has adopted rules (Regulation G) regulating the use of non-GAAP financial measures. Because of our use of non-GAAP financial measures, adjusted net income and adjusted aircraft fuel expense, to supplement our consolidated financial statements presented on a GAAP basis, Regulation G requires us to include in this press release a presentation of the most directly comparable GAAP measures, which are net income (which reflects the mark-to-market non-cash loss or gain on fuel derivatives), and aircraft fuel expense (which is not impacted by the cash gain or loss on fuel derivatives), and a reconciliation of the non-GAAP measures to the most comparable GAAP measures.  Our utilization of non-GAAP measurements is not meant to be considered in isolation or as a substitute for net income, aircraft fuel expense and other measures of financial performance prepared in accordance with GAAP. Adjusted net income and adjusted aircraft fuel expense are not GAAP measurements and our use of them may not be comparable to similarly titled measures employed by other companies in the airline industry. The reconciliations to GAAP measures follow.

Derivation of adjusted net income (excluding non-cash mark-to-market loss on fuel derivatives) from net income:

	Three months ended September 30,		Percent
(in thousands, except per share amounts)	2008	2007	change
Net income	$4,890	$7,015	(30.3)
Mark-to-market non-cash loss on fuel derivatives	—	392	N/M
Tax impact of mark-to-market non-cash loss on fuel derivatives	—	(144)	N/M

Net of mark-to-market non-cash loss on fuel derivatives:
Adjusted net income	$4,890	$7,263	(32.7)

Adjusted earnings per share:
Basic	$0.24	$0.35	(31.4)
Diluted	$0.24	$0.35	(31.4)

Derivation of adjusted aircraft fuel expense:

	Three months ended September 30,		Percent
(in thousands)	2008	2007	Change
Aircraft fuel expense	$56,795	$36,628	55.1
Cash gain on fuel derivatives	—	(740)	N/M

Adjusted aircraft fuel expense	$56,795	$35,888	58.3

Derivation of CASM treating cash gain on fuel derivatives as a reduction in operating expense:

	Three months ended September 30,		Percent
(in cents)	2008	2007	Change
CASM	11.49	8.41	36.6
Cash gain on fuel derivatives per ASM	—	(0.08)	N/M

CASM treating cash gain on fuel derivatives as a reduction in operating expense	11.49	8.33	37.9

Split of gain on fuel derivatives into cash-settled portion and mark-to-market non-cash portion:

	Three months ended September 30,		Percent
(in thousands)	2008	2007	Change
Mark-to-market non-cash loss on fuel derivatives	—	$392	N/M
Cash gain on fuel derivatives	—	(740)	N/M

Gain on fuel derivatives, net	—	($348)	N/M

Allegiant Travel Company
Consolidated Statements of Income
Nine Months Ended September 30, 2008 and 2007
(in thousands, except per share amounts)
(Unaudited)

	Nine months ended September 30,		Percent
	2008	2007	change
OPERATING REVENUE:
Scheduled service revenue	$253,175	$186,127	36.0
Fixed fee contract revenue	41,068	28,240	45.4
Ancillary revenue	83,846	44,545	88.2
Other revenue	3,495	705	395.7

Total operating revenue	381,584	259,617	47.0

OPERATING EXPENSES:
Aircraft fuel	192,357	103,265	86.3
Salary and benefits	51,558	40,286	28.0
Station operations	32,821	25,019	31.2
Maintenance and repairs	31,914	18,152	75.8
Sales and marketing	11,103	9,375	18.4
Aircraft lease rentals	2,461	2,125	15.8
Depreciation and amortization	17,190	11,613	48.0
Other	15,024	11,780	27.5

Total operating expenses	354,428	221,615	59.9

OPERATING INCOME	27,156	38,002	(28.5)

As a percent of total operating revenue	7.1%	14.6%
OTHER (INCOME) EXPENSE:
Loss (gain) on fuel derivatives, net	11	(2,252)	N/M
Loss (earnings) from joint venture, net	30	(297)	N/M
Other expense	—	63	N/M
Interest income	(3,638)	(6,835)	(46.8)
Interest expense	4,206	4,137	1.7

Total other expense (income)	609	(5,184)	N/M

INCOME BEFORE INCOME TAXES	26,547	43,186	(38.5)

As a percent of total operating revenue	7.0%	16.6%
PROVISION FOR INCOME TAXES	9,339	16,448	(43.2)

NET INCOME	$17,208	$26,738	(35.6)

As a percent of total operating revenue	4.5%	10.3%
Earnings per share:
Basic	$0.85	$1.33	(36.1)
Diluted	$0.84	$1.30	(35.4)
Weighted average shares outstanding:
Basic	20,295	20,106	0.9
Diluted	20,531	20,491	0.2

Allegiant Travel Company
Operating Statistics
Nine Months Ended September 30, 2008 and 2007
(Unaudited)

	Nine months ended September 30,		Percent
	2008	2007	change*
OPERATING STATISTICS
Total system statistics
Passengers	3,282,810	2,369,672	38.5
Revenue passenger miles (RPMs) (thousands)	2,957,915	2,291,995	29.1
Available seat miles (ASMs) (thousands)	3,395,714	2,773,203	22.4
Load factor	87.1%	82.6%	4.5
Operating revenue per ASM (cents)	11.24	9.36	20.1
Operating expense per ASM (CASM) (cents)	10.44	7.99	30.7
Fuel expense per ASM (cents)	5.66	3.72	52.2
CASM, excluding fuel (cents)	4.77	4.27	11.7
Operating expense per passenger	$107.97	$93.52	15.5
Fuel expense per passenger	$58.60	$43.58	34.5
Operating expense per passenger, excluding fuel	$49.37	$49.94	(1.1)
Departures	27,361	20,596	32.8
Block hours	62,083	48,886	27.0
Average stage length (miles)	837	909	(7.9)
Average number of operating aircraft during period	36.1	27.0	33.7
Total aircraft in service end of period	37	29	27.6
Full-time equivalent employees at end of period	1,282	1,035	23.9
Fuel gallons consumed (thousands)	58,995	47,523	24.1
Average fuel cost per gallon	$3.26	$2.17	50.2
Scheduled service statistics
Passengers	2,958,101	2,176,726	35.9
Revenue passenger miles (RPMs) (thousands)	2,656,359	2,053,537	29.4
Available seat miles (ASMs) (thousands)	2,951,035	2,427,024	21.6
Load factor	90.0%	84.6%	5.4
Departures	22,413	17,795	26.0
Block hours	53,223	42,772	24.4
Yield (cents)	9.53	9.06	5.2
Scheduled service revenue per ASM (cents)	8.58	7.66	12.0
Ancillary revenue per ASM (cents)	2.84	1.84	54.3

Total revenue per ASM (cents)	11.42	9.50	20.2
Average fare — scheduled service	$85.59	$85.51	0.1
Average fare — ancillary	28.34	20.46	38.5

Average fare — total	$113.93	$105.97	7.5
Average stage length (miles)	884	923	(4.2)
Percent of sales through website during period	86.6%	86.7%	(0.1)

* except load factor and percent of sales through website, which is percentage point change

Allegiant Travel Company
Non-GAAP Presentations
Nine Months Ended September 30, 2008 and 2007
(in thousands, except per share and per ASM amounts)
(Unaudited)

We do not qualify for fuel hedge accounting treatment under FAS 133. To facilitate investor comparisons with airlines that do qualify for fuel hedge accounting, we provide adjusted non-GAAP measures of net income and operating expense as if we did qualify for fuel hedge accounting, by excluding the mark-to-market non-cash gains or losses on fuel derivatives from net income and by treating cash gains or losses realized on fuel derivatives as part of aircraft fuel expense. We believe use of these non-GAAP measures assists investors in understanding the underlying economic performance of the Company without regard to different accounting treatment for fuel hedging activities.

The SEC has adopted rules (Regulation G) regulating the use of non-GAAP financial measures. Because of our use of non-GAAP financial measures, adjusted net income and adjusted aircraft fuel expense, to supplement our consolidated financial statements presented on a GAAP basis, Regulation G requires us to include in this press release a presentation of the most directly comparable GAAP measures, which are net income (which reflects the mark-to-market non-cash loss or gain on fuel derivatives), and aircraft fuel expense (which is not impacted by the cash gain or loss on fuel derivatives), and a reconciliation of the non-GAAP measures to the most comparable GAAP measures.  Our utilization of non-GAAP measurements is not meant to be considered in isolation or as a substitute for net income, aircraft fuel expense and other measures of financial performance prepared in accordance with GAAP. Adjusted net income and adjusted aircraft fuel expense are not GAAP measurements and our use of them may not be comparable to similarly titled measures employed by other companies in the airline industry. The reconciliations to GAAP measures follow.

Derivation of adjusted net income (excluding non-cash mark-to-market loss or gain on fuel derivatives) from net income:

	Nine months ended September 30,		Percent
(in thousands, except per share amounts)	2008	2007	change
Net income	$17,208	$26,738	(35.6)
Mark-to-market non-cash loss (gain) on fuel derivatives	81	(2,045)	N/M
Tax impact of mark-to-market non-cash loss/gain on fuel derivatives	(30)	779	N/M

Net of mark-to-market non-cash loss/gain on fuel derivatives:
Adjusted net income	$17,259	$25,472	(32.2)

Adjusted earnings per share:
Basic	$0.85	$1.27	(33.1)
Diluted	$0.84	$1.24	(32.3)

Derivation of adjusted aircraft fuel expense:

	Nine months ended September 30,		Percent
(in thousands)	2008	2007	change
Aircraft fuel expense	$192,357	$103,265	86.3
Cash gain on fuel derivatives	(70)	(207)	(66.2)

Adjusted aircraft fuel expense	$192,287	$103,058	86.6

Derivation of CASM treating cash gain on fuel derivatives as a reduction in operating expense:

	Nine months ended September 30,		Percent
(in cents)	2008	2007	change
CASM	10.44	7.99	30.7
Cash gain on fuel derivatives per ASM	—	(0.01)	N/M

CASM treating cash gain on fuel derivatives as a reduction in operating expense	10.44	7.98	30.8

Split of (gain) loss on fuel derivatives into cash-settled portion and mark-to-market non-cash portion:

	Nine months ended September 30,		Percent
(in thousands)	2008	2007	change
Mark-to-market non-cash loss (gain) on fuel derivatives	$81	($2,045)	N/M
Cash gain on fuel derivatives	(70)	(207)	(66.2)

Loss (gain) on fuel derivatives, net	$11	($2,252)	N/M